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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

                                                  Jurisdiction of         Percent           Assumed
Name of Subsidiary                                 Incorporation           Owned             Names
------------------                                 -------------           -----            -------

Lobdell Emery Corporation ("Lobdell")              Michigan                100%             The Lobdell-Emery
                                                                                                   Manufacturing Company
Creative Fabrication Corporation                   Tennessee               100%             Oxford Automotive
BMG Holdings, Inc. ("BMGH")                        Ontario, Canada         100%
BMG North America Limited ("BMG")                  Ontario, Canada         100%-BMGH
Howell Industries, Inc.                            Michigan                100%
Oxford Suspension Ltd.                             Ontario, Canada         100%
Oxford Suspension, Inc. ("OSI")                    Michigan                100%
Metalurgica Carabobo S.A.                          Venezuela               49%-OSI
RPI Holdings, Inc. ("RPIH")                        Michigan                100%
RPI, Inc.                                          Michigan                100%-RPIH
Oxford Automotriz de Mexico S.A. de C.V. ("OAM")   Mexico, D.F.            100%
Oxford Automotriz Silao S.A. de C.V.               Mexico, D.F.            100%-OAM
Oxford Automotriz Saltillo S.A. de C.V.            Mexico, D.F.            100%-OAM
Oxford Automotive France SAS                       France (1)              100%
Cofimeta S.A.                                      France (2)              100%
Aubry S.A.                                         France (3)              100%
Ecrim S.A.                                         France (4)              100%
Somenor S.A.                                       France (4)              100%
Socori Technologies S.A.                           France (5)              100%
Cofimeta Defeasance S.A.                           France (1)              100%


(1)  Paris Trade Registry
(2)  Nanterre Trade Registry
(3)  Bourges Trade Registry
(4)  Lisieux Trade Regsitry
(5)  Versailles Trade Registry